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                                                                      EXHIBIT 11

                           FIRST BELL BANCORP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)
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                                                 THREE MONTHS  NINE MONTHS
                                                     ENDED        ENDED
                                                    9/30/96      9/30/96
                                                    --------     --------

Net income applicable to common stock.........      $  1,099     $  5,504
                                                    ========     ========
EARNINGS PER SHARE
Average number of common stock outstanding....         7,869        8,150
LESS:  Weighted average unearned ESOP shares..           646          654
                                                    --------     --------
 ..............................................         7,223        7,496
                                                    ========     ========
Earnings per share............................      $   0.15     $   0.73
                                                    ========     ========

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